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                                                                    EXHIBIT 99.6

                      FORM OF NOTICE OF GUARANTEED DELIVERY

      THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. If you are in any doubt as to the action to be taken, you should seek your own financial advice from your own independent financial advisor.

                          NOTICE OF GUARANTEED DELIVERY
                                       FOR
                       SENIOR FLOATING-RATE NOTES DUE 2009
                                 IN EXCHANGE FOR
                  SENIOR FLOATING-RATE NOTES DUE 2009, SERIES B
                                       OF
                               LENNAR CORPORATION

Holders of outstanding Senior Floating-Rate Notes due 2009 (the "Initial Notes") who wish to tender their Initial Notes in exchange for a like principal amount of Senior Floating-Rate Notes due 2009, Series B (the "New Notes") who cannot deliver their Consent and Letter of Transmittal (and any other documents required by the Consent and Letter of Transmittal) to J.P. Morgan Trust Company, N.A. (the "Exchange Agent") prior to the expiration date, may use this Notice of Guaranteed Delivery or one substantially equivalent hereto. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight courier) or mail to the Exchange Agent. See "The Exchange Offer -- Procedures for Tendering Notes and Delivering Consents" in the prospectus.

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                  THE EXCHANGE AGENT OF THE EXCHANGE OFFER IS:

                         J.P. MORGAN TRUST COMPANY, N.A.

By Hand:                             By Mail:

J.P. Morgan Trust Company, N.A.      J.P. Morgan Trust Company, N.A.
[                     ]              [                     ]
New York, NY [     ]                 New York, NY [     ]
Attention:  [       ]                Attention:  [       ]

By Overnight Express:                By Facsimile:

J.P. Morgan Trust Company, N.A.      (212) [      ]
[                    ]               Attention:  [       ]
New York, NY [     ]
Attention:  [      ]

      DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

      THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF THE INSTRUCTIONS TO THE CONSENT AND LETTER OF TRANSMITTAL REQUIRE THAT THE SIGNATURE ON THE CONSENT AND LETTER OF TRANSMITTAL BE GUARANTEED BY AN "ELIGIBLE INSTITUTION," THAT SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE CONSENT AND LETTER OF TRANSMITTAL.

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LADIES AND GENTLEMEN:

      The undersigned hereby tenders to the Lennar Corporation ("Lennar"), upon the terms and subject to the conditions set forth in the prospectus dated __________, 2004, and the related Consent and Letter of Transmittal, receipt of each of which is hereby acknowledged, the Initial Notes specified below using the guaranteed delivery procedures set forth in the prospectus under the caption "The Exchange Offer -- Guaranteed Delivery Procedures."

                            PLEASE SIGN AND COMPLETE

This Notice of Guaranteed Delivery must be signed by the holder(s) of Initial Notes exactly as the name of the applicable DTC participant's name appears on a security position listing as the owner of Initial Notes, or by person(s) authorized to become holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If the signature appearing below is not of the holder(s) of the Initial Notes, then in order to validly surrender the Initial Notes the holder(s) must sign a valid proxy. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, that person must set forth his or her name, address and capacity as indicated below and may be required to submit evidence satisfactory to Lennar of that person's authority to so act.

Aggregate Principal Amount of                Name(s) of Holder(s):
Initial Notes Surrendered:_________________

                                             ___________________________________
                                             ___________________________________
                                             ___________________________________

                                             Address of Holder(s):
Certificate Nos. (if available):___________
                                             ___________________________________
Window Ticket No. (if any):________________
                                             ___________________________________

                                             ___________________________________

                                             ___________________________________

Check box if Initial Notes will be
tendered by Book-Entry Transfer:

                                             Area Code and Tel. No:_____________

[ ] The Depository Trust Company             Names of Authorized Signatory:_____

                                             Capacity:__________________________

Account Number:____________________________  Address of Authorized Signatory:___
                                             ___________________________________
                                             ___________________________________
                                             ___________________________________

                                             Area Code and Tel. No.:____________

                                             Signature(s) of Holder(s) or
                                             Authorized Signatory:______________

Transaction Code Number:___________________  ___________________________________

Dated:_____________________________________  ___________________________________

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                  THE GUARANTEE ON THIS PAGE MUST BE COMPLETED.

                                    GUARANTEE

                    (Not to be used for signature guarantee)

The undersigned bank, broker, dealer, credit union, savings association or other member entity of the Securities Transfer Agents' Medallion Program, the Stock Exchange Medallion Program or the New York Stock Exchange Medallion Signature Program (each of the foregoing entities being referred to as an "Eligible Institution") hereby guarantees to deliver to the Exchange Agent at one of its addresses set forth in the Notice of Guaranteed Delivery (i) book-entry confirmation of the transfer of the Initial Notes into the Exchange Agent's account at DTC pursuant to the procedures set forth in the prospectus, or (ii) either (x) a properly completed and duly executed Consent and Letter of Transmittal (or a manually signed facsimile copy thereof) or (y) a properly transmitted Agent's Message and (z) all other documents required by the Consent and Letter of Transmittal or the Agent's Message, in each case, within three New York Stock Exchange trading days after the date of this Guarantee.

The Eligible Institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver all applicable, letters, confirmations, messages and other documents to the Exchange Agent within the time period shown herein. Failure to do so could result in financial loss to such Eligible Institution.

Name of Firm:______________________________  ___________________________________
                                                    (Authorized Signature)
Address:___________________________________
                                             Name:______________________________
___________________________________________                (Please Print)

___________________________________________

___________________________________________  Title:_____________________________

Area Code and Tel. No.:____________________  Date:______________________________